                                                                   EXHIBIT 10.28


                         SCIENTIFIC ADVISORY BOARD AGREEMENT
                         -----------------------------------

     THIS SCIENTIFIC ADVISORY BOARD AGREEMENT ("Agreement") is entered into as of ___________, 199__ ("Effective Date"), by and between ___________________
("Advisor") and Collateral Therapeutics, Inc., a California corporation (the "Company"). In consideration of the retention of Advisor as scientific advisor to the Company, and of the compensation received by Advisor from the Company, the Company and Advisor hereby agree as follows:

     1.   DESCRIPTION OF SERVICES.

          (a) SCIENTIFIC ADVISORY BOARD. The Company hereby retains Advisor and Advisor hereby agrees to serve as a member of the Company's Scientific Advisory Board for the term of this Agreement. Advisor will advise the Company as an independent contractor in the area of angiogenesis.

          (b) EXCLUSIVITY. Advisor will work exclusively with the Company in the area of angiogenesis. Advisor represents that all of his/her current consulting or advisory obligations, and all restrictions or policies of his/her employer limiting or restricting Advisor's advisory or consulting activities or limiting rights to inventions resulting from such activities, are listed on EXHIBIT A. Advisor agrees that he/she has not entered into, and will not enter into, any written or oral agreement with any entity, company or person which is or may be (or has the potential to be) a competitor of the Company relating to his/her advisory services unless specifically noted on EXHIBIT A or unless the Company is notified of such agreement in advance. Advisor understands that while he/she is an advisor to the Company, he/she is not to breach any obligation of confidentiality that he/she has to others.

     2.   TIME COMMITMENT.

          The time commitment of Advisor will include a minimum of _______ formal, [full] day Scientific Advisory Board meetings per year, at the Company's request, unless the Company and Advisor otherwise mutually agree to extend the length or number of such meetings. Advisor also will from time to time provide scientific counsel on a reasonable basis to personnel working on projects on behalf of the Company; such counsel, which will consist primarily of advice on interpreting scientific or clinical data and planning experiments or trials, will be at Advisor's convenience and will be limited to matters that are compatible with Advisor's faculty or other employment responsibilities and other oral and written agreements disclosed to the Company to which Advisor is a party.


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     3.   COMPENSATION.

          (a) CASH COMPENSATION. For all services rendered hereunder, Advisor will be compensated as set forth on attached Exhibit B.

          (b) OTHER COMPENSATION. The Company will recommend to its Board of Directors that the Company grant Advisor such additional compensation as set forth on attached EXHIBIT B.

          (c) TRAVEL EXPENSES AND OTHER DIRECT EXPENSES. Advisor will be reimbursed for reasonable travel expenses incurred in performing his/her advisory obligations, as authorized by the Company's expense reimbursement policy. However, if a Company meeting is scheduled in connection with a meeting which Advisor would have attended anyway had there been no scheduled Company meeting, only incremental travel expenses will be paid by the Company. The Company will reimburse Advisor for all other reasonable direct expenses actually incurred which are incidental to the services performed hereunder and which have been approved in writing in advance by the Company. Advisor will provide the Company with invoices detailing the expenses and reimbursements which Advisor believes are due under this Agreement. Invoices should specify the period for which reimbursement is claimed. Travel costs and other expenses claimed must be itemized. All invoices must be substantiated by receipts for transportation and lodging and all other items for expenses amounting to more than $25.00 where receipts are normally issued. The Company agrees to pay approved invoices within forty-five (45) days of receipt.

          (d) SOLE COMPENSATION. The foregoing fees, other compensation and reimbursement of expenses are Advisor's sole compensation for rendering services to the Company.

     4. INDEPENDENT CONTRACTOR. Advisor's relationship with the Company will be that of an independent contractor and nothing in this Agreement will be construed to create an employer-employee relationship between the Company and Advisor. Advisor has no authority to act on behalf of or to enter into any contract, incur any liability or make any representation on behalf of the Company. The Company agrees that during the term of this Agreement, or any extension or renewal thereof, Advisor may be employed by other persons, firms or corporations; PROVIDED, HOWEVER, that the provisions of this Agreement will be strictly observed by Advisor with respect to such other persons, firms or corporations. Since Advisor will not be an employee of the Company, it is understood that Advisor will not be entitled to any of the benefits under the Company's retirement or group insurance plans or any other employee benefits. Advisor is solely responsible for all taxes, withholdings and other similar U.
S. or international statutory obligations, including, without limitation, Workers Compensation Insurance, Social Security, federal, state or any other employee payroll taxes; and Advisor agrees to defend, indemnify and hold the Company harmless from any and all claims made by any entity on account of an alleged failure by Advisor to satisfy any such tax or withholding obligations. In the performance of all services hereunder, Advisor will comply with all applicable laws and regulations.

     5. NO CONFLICT WITH EXISTING AGREEMENTS. The Company hereby acknowledges that it does not desire to acquire from Advisor any secret or confidential know-how or information which Advisor may have acquired from others. Accordingly, Advisor represents and warrants that Advisor is free to divulge to the Company, without any obligation to, or violation of any right of others, any and all information, practice or techniques which Advisor will describe, demonstrate, divulge or in any other manner make known to the Company during Advisor's performance of services hereunder.

     6. ADVISOR INVENTIONS. Advisor will promptly disclose and assign to the Company, or any persons designated by it, all improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by Advisor, either alone or jointly with others, during the period of his/her retention as an Advisor which
(a) arise from services provided by Advisor under this Agreement and related to or useful in the business of the Company, or (b) result from tasks assigned Advisor by the Company, or (c) funded by the Company, or (d) result from use of premises owned, leased or contracted for by the Company (all said improvements, inventions, formulae, processes, techniques, know-how and data shall be collectively hereinafter called "Inventions"). Such disclosure shall continue for one year after termination of this Agreement with respect to anything that would be an Invention if made, conceived, reduced to practice or learned during the term hereof.

          Advisor further agrees as to all Inventions to assist the Company at any time, and not just during the term of this Agreement, in any and all countries, which assistance shall include the execution of documents and any assignments to the Company or persons designated by it. In the event that the Company is unable for any reason whatsoever to secure Advisor's signature to any lawful and necessary document required to apply for or execute any patent application with respect to an invention(s) (including reissues, renewals, extensions, continuations, divisions or continuations in part thereof), Advisor hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Advisor's agents and attorneys-in-fact to act for and in Advisor's behalf and instead of Advisor, to execute and file any such application and to do all other lawful acts to further the prosecution and issuance of patents thereon with the same legal force and effect as if executed by Advisor.

     7. NON-DISCLOSURE AND NON-USE. The parties hereto acknowledge that the Company possesses and will possess information that has been created, discovered or developed by, or has otherwise become known to, the Company (including without limitation, information created, discovered, developed or made known by or to Advisor arising specifically out of his/her retention as an Advisor by the Company), and/or in which property rights have been assigned or otherwise conveyed or disclosed to the Company, which information has commercial value in the business in which the Company is engaged or intends to engage. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, research results, processes, formulae, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts and customer lists. Proprietary Information also includes any information which the Company has received from a third party which the Company is obligated to treat as confidential or proprietary.

          All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. Advisor hereby assigns to the Company any rights Advisor may have or acquire in all Proprietary Information. At all times during his/her retention as an Advisor by the Company and at all times after termination of such retention as an Advisor, Advisor will keep in confidence and trust all Proprietary Information and will not disclose, sell, use, lecture upon or publish any Proprietary Information without the written consent of the Company, except as may be necessary in the ordinary course of performing his/her duties as an Advisor of the Company.

     8. COMPANY MATERIALS. All documents, data, records, apparatus, equipment, chemicals, molecules, organisms and other physical property, whether or not pertaining to Proprietary Information, furnished to Advisor by the Company or a third party or produced by Advisor or others in connection with Advisor's retention as an Advisor shall be and remain the sole property of the Company and shall be returned promptly to the Company as and when requested by the Company. Should the Company not so request, Advisor shall return and deliver all such property upon termination of his/her retention as an Advisor by Advisor or by the Company for any reason and Advisor will not take with him/her any such property or any reproduction of such property upon such termination.

     9. COMPANY PROPERTY. All Proprietary Information and all title, patents, patent rights, copyrights, mask work rights, trade secret rights, and other intellectual property and rights anywhere in the world (collectively "Rights") in connection therewith will be the sole property of the Company. Advisor hereby assigns to the Company any Rights Advisor may have or acquire in such Proprietary Information. At all times, both during the term of this Agreement and after its termination, Advisor will keep in confidence and trust and will not use or disclose any Proprietary Information without the prior written consent of an officer of the Company appropriate in the ordinary course of performing the services under this Agreement.

     10. TERM AND TERMINATION. The initial term of this Agreement will be for a one (1) year period following the Effective Date; and thereafter will renew automatically for additional one (1)-year periods unless terminated by either party at least 90 days prior to an anniversary date. At the Company's option, this Agreement will also terminate upon notice to Advisor in the event of
Advisor's inability for any reason to perform Advisor's services.   Upon
termination of this Agreement, the Company's obligation to pay any compensation, except for services or expenses already accrued or incurred under Section 2, will immediately cease and terminate.

Termination of this Agreement for any reason will not affect Advisor's obligations under Sections 4, 6, 7, 8, 9 and 10.

     11. RESPONSIBILITY OF ADVISOR. The Company agrees not to hold Advisor responsible for any inaccuracies, errors or omissions in the information or advice given as a member of the Company's Scientific Advisory Board, or for loss or damage resulting for the use of such information or advice given.

     12. REMEDIES. Advisor acknowledges and agrees that a breach of this Agreement will result in immediate, irreparable and continuing damage to the Company for which there will be no adequate remedy at law; and agrees that in the event of any such breach or violation or any threatened or intended breach or violation of this Agreement, the Company and its successors and assigns will be entitled to temporary, preliminary and permanent injunctive relief and/or restraining orders enjoining and restraining such breach or violation or such threatened or intended breach or violation and/or other equitable relief (without needing to post any bond or other security) in addition to such other and further relief as may be proper.

     13. AMENDMENTS AND WAIVERS. This Agreement may be modified, amended or supplemented only by a written instrument duly executed by Advisor and the President of the Company. No term or condition or the breach thereof will be deemed waived, unless it is waived in writing and signed by the party against whom the waiver is claimed. Any waiver or breach of any term or condition will not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term or condition. The failure of any party to insist upon strict performance of any term or condition hereunder will not constitute a waiver of such party's right to demand strict compliance therewith in the future.

     14. NOTICES. All payments, notices, requests, demands and other communications required or permitted hereunder will be in writing and will be delivered personally (which will include delivery by courier or overnight delivery service) or sent by first class mail, postage prepaid, or sent by telecopier or other similar facsimile transmission to the parties at their respective address set forth below or at such other address as will be given in writing by a party to the other parties. Items delivered personally or by telecopier or facsimile will be deemed delivered on the date of actual delivery; items sent by first class mail will be deemed delivered three (3) days after mailing.

     If to the Company:       Collateral Therapeutics, Inc.
                              9360 Towne Centre Drive, Suite 110
                              San Diego, CA  92121
                              Attn:  President

     If to Advisor, the address set forth below his/her signature.

     15. GOVERNING LAW; JURISDICTION AND VENUE. This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflicts of law. The parties agree that any dispute regarding the interpretation or validity of this Agreement will be subject to the exclusive jurisdiction of the state and federal courts in and for the County of San Diego, California, and each party hereby agrees to submit to the personal and exclusive jurisdiction and venue of such courts.

     16. ASSIGNMENT. This Agreement will be binding upon Advisor, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that it will not be assignable by Advisor.

     17. COUNTERPARTS. This Agreement may be executed in multiple copies, each of which will be deemed an original and all of which will constitute a single agreement binding on all parties.

     18. ENTIRE AGREEMENT. This Agreement (together with documents and agreements entered into herewith) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made by any party, or any one acting on behalf of any party, that are not embodied in this Agreement with respect to the subject matter hereof.

     19. REPRESENTATION. By executing this Agreement, Advisor acknowledges that he/she understands and agrees that he/she has been encouraged, and had the opportunity to, consult with his/her own personal attorney in connection with this Agreement.


                  [Remainder of This Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ADVISOR                                 THE COMPANY

-----------------------------           COLLATERAL THERAPEUTICS,
(Signature)                             INC., a California corporation


-----------------------------           By:
    (Printed Name)                         -----------------------------
                                             (Signature)

                                        --------------------------------
                                            (Printed Name and Title)

Address:
_________________________________       Dated: ___________________, 199_

_________________________________



Dated: ________________, 199_











                [SIGNATURE PAGE TO SCIENTIFIC ADVISORY BOARD AGREEMENT

                                      EXHIBIT A


A.   LIST OF OTHER CONSULTING OR ADVISORY POSITIONS HELD

     1.   _____________________________

     2.   _____________________________

     3.   _____________________________

     4.   _____________________________

     5.   _____________________________



B. RESTRICTIONS OR POLICIES ON ADVISOR'S ADVISORY OR CONSULTING ACTIVITIES OR LIMITING RIGHTS RESULTING FROM SUCH ACTIVITIES

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     _________________________________________________________________________.



                                         A-1
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                                      EXHIBIT B







CASH CONSIDERATION:                $____________ per [meeting], payable
                                   ________________.


STOCK CONSIDERATION:                    At the next Board meeting of the Company
                                        following Advisor's execution of this
                                        Agreement, management will recommend
                                        that Advisor be granted non-qualified
                                        options to purchase _____ shares of the
                                        Company's Common Stock at an exercise
                                        price of $________ per share.  The
                                        options will be vested [monthly] over a
                                        period of _____ years and will be
                                        subject to the terms of a separate
                                        formal Stock Option Agreement between
                                        Advisor and the Company.

                   SCHEDULE OF SCIENTIFIC ADVISORY BOARD AGREEMENTS


Andrew Baird, Ph.D., dated December 2, 1996
Claudio Basilico M.D., dated April 23, 1997
Peter Bohlen, Ph.D, dated April 29, 1997
Eric N. Olson, Ph.D., dated May 1, 1997


















                                         B-2